AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                                  CONSIL CORP.


         These Amended and Restated Articles of Incorporation were adopted by the board of directors of this Corporation and approved by the majority vote of this Corporation's stockholders at a meeting held on ______________, in accordance with the provisions of the laws of the State of Idaho (the "Statutes").

                                   ARTICLE I

         The name of the corporation is ConSil Corp. (the "Corporation").

                                   ARTICLE II

         The purposes for which the Corporation is organized are to engage in any and all lawful acts that, presently or in the future, may legally be performed by a corporation organized under the laws of the State of Idaho.

                                  ARTICLE III

         A. Authorized Shares. The corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock," and "Preferred Stock." The total number of shares of stock the Corporation is authorized to issue is 110,000,000, divided into 100,000,000 shares of Common Stock, par value $.001 per share, and 10,000,000 shares of Preferred Stock, par value $.001 per share. The preferences, limitations and relative rights of the shares of each class of stock, and the express grant of authority to the board of directors to amend these articles of incorporation to divide the shares of Preferred Stock into series, to establish and modify the preferences, limitations and relative rights of each share of Preferred Stock, and to otherwise impact the capitalization of the corporation, are set forth below.

         B. Common Stock.

              1. Voting Rights. Except as otherwise expressly provided by law or in this Article III, each outstanding share of Common Stock shall be entitled to one vote on each matter to be voted on by the shareholders of the Corporation;

              2. Liquidation Rights. Subject to any prior or superior rights of liquidation as may be conferred upon any shares of Preferred Stock, and after payment or provision for payment of the debts and other liabilities of the Corporation, upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of shares of Common Stock then outstanding shall be entitled to receive all of the assets and funds of the Corporation remaining and available for distribution. Such assets and funds shall be divided among and paid to the holders of the shares of Common Stock, on a pro rata basis, according to the number of shares of held by each of them;

              3. Dividends. Dividends may be paid on the outstanding shares of Common Stock as and when declared by the board of directors, out of funds legally available therefor; provided, however, no dividends shall be made with respect to the shares of Common Stock until all preferential dividends required to be paid or set apart for any shares of Preferred Stock have been paid or set apart; and

              4. Residual Rights. All rights accruing to the outstanding shares of the capital stock of the corporation not expressly provided for to the contrary herein or in the corporation's bylaws or in any amendment hereto or thereto shall be vested in the shares of Common Stock.

         C. Shares of Preferred Stock. The board of directors, without shareholder action, may amend the Corporation's articles of incorporation, pursuant to the authority granted to the board of directors under the Statutes, to do any of the following:

              1. Preferences. Designate and determine, in whole or in part, the preferences, limitations and relative rights of the shares of Preferred Stock, within the limits set forth in the Statutes;

              2. Series. Create one or more series of shares of Preferred Stock, fix the number of shares of each such series, and designate and determine, in whole or part, the preferences, limitations and relative rights of each series of shares of Preferred Stock, within the limits set forth in the Statutes;

              3. Changes in Rights. Alter or revoke the preferences, limitations and relative rights granted to or imposed upon the shares of Preferred Stock (before the issuance of any shares of Preferred Stock) or upon any wholly unissued series of Preferred Stock; and

              4. Increase in Series. Increase or decrease the number of shares constituting any series of Preferred Stock, the number of shares of which was originally fixed by the board of directors, either before or after the issuance of shares of the series, provided that the number may not be decreased below the number of shares of such series then outstanding, or increased above the total number of authorized shares of Preferred Stock available for designation as a part of such series.

                                   ARTICLE IV

         A. Voting Generally. Unless otherwise provided in these Articles of Incorporation, or in the Statutes, every shareholder entitled to vote shall have the right to vote his shares for the election of the directors of the Corporation, but no shareholder shall have the right to accumulate its votes for the election of the directors.

         B. Directors.

              1. Number. The number of directors of the Corporation shall be set by the Bylaws, but shall not be less than ______ or more than _______.

              2. Removal. Directors of the Corporation may be removed only for cause as determined by the affirmative vote or written consent of (i) all of the other directors then in office, or (ii) the holders of at least two-thirds of the shares of the Corporation entitled to vote thereon.

              3. Vacancies. Any vacancy in the board of directors including a vacancy from an enlargement of the board, shall be filled by a vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director. A director elected to fill a vacancy shall be elected to hold office until the next election of the class for which such director shall have been chosen, subject to the election and qualification of his successor and to his earlier death, resignation or removal.

              4. Quorum; Action at Meeting. A majority of the directors at any time in office shall constitute a quorum for the transaction of business. If at any meeting of the directors there shall be less than such a quorum, a majority of those present may adjourn the meeting. Every decision made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the board of directors unless a greater number is required by law, by the Bylaws of the Corporation or by these Articles of Incorporation.

                                   ARTICLE V

         A. Indemnification. The Corporation shall, to the fullest extent permitted by the Statutes, as the same may be amended and supplemented, indemnify all directors, officers, employees and agents of the Corporation whom it shall have the power to indemnify thereunder from and against any and all of the expenses, liabilities, or other matters referred to therein or covered thereby. The Corporation shall advance expenses to its directors, officers, employees and agents to the full extent permitted by the Statutes, as the same may be amended or supplemented. Such rights to indemnification or advancement of expenses shall continue as to a person who has ceased to be a director, officer, employee or agent of the Corporation, and shall inure to the benefit of the heirs, executives and administrators of such persons. The indemnification and advancement of expenses provided for herein shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement may be entitled under any bylaw, agreement, vote of shareholders or of disinterested directors or otherwise. The Corporation shall have the right to purchase and maintain insurance on behalf of its directors, officers, employees or agents to the full extent permitted by the Statutes, as the same may be amended or supplemented.

         B. Limitation of Directors Liability. To the fullest extent permitted by the Statutes or as it may hereafter be amended, or any other applicable law as now in effect, no director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for any action taken or any failure to take any action as a director. If the Statutes so provide, the rights granted by this Section B to the Corporation's directors shall be provided to the Corporation's officers. No amendment or repeal of this Article
V, nor the adoption of any provision in these articles of incorporation inconsistent with this Article, shall eliminate or reduce the effect of this Article, in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

         In witness whereof, the undersigned have executed these Amended and Restated Articles of Incorporation this ____ day of ___________, 2002.

                                            ConSil Corp.


                                            ------------------------------------
                                            President


STATE OF                            )
                                    :  ss.
COUNTY OF                           )

         On  _______________,  2002,  personally  appeared  before  me, a Notary
Public,  __________________,   who  acknowledged  that  he  executed  the  above
instrument in his capacity as President of ConSil Corp.

                                            ------------------------------------
                                            NOTARY PUBLIC

My Commission Expires:                      Residing at: _______________________


                                            ------------------------------------
                                            Secretary


STATE OF                            )
                                    :  ss.
COUNTY OF                           )

         On ______________, 2002, personally appeared before me, a Notary Public, ________________________, who acknowledged that he executed the above instrument in his capacity as secretary of ConSil Corp.

                                            ------------------------------------
                                            NOTARY PUBLIC

My Commission Expires:                      Residing at: _______________________